Confidential	CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R §§ 200.80(B)4, AND 240.24B-2

EXHIBIT 10.2

AMENDMENT #1 TO HTT RESEARCH, DEVELOPMENT, OPTION AND LICENSE AGREEMENT

This AMENDMENT #1 TO THE RESEARCH, DEVELOPMENT, OPTION AND LICENSE AGREEMENT (this “Amendment”) is entered into and made effective as of the 9th day of January, 2015 (the “Amendment Date”) by and between Isis Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 2855 Gazelle Court, Carlsbad, CA 92010 (“Isis”), and F. Hoffmann-La Roche Ltd, a Swiss corporation, having its principal place of business at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche Basel”) and Hoffmann-La Roche Inc.,  a New Jersey corporation, having its principal place of business at 150 Clove Road, Suite 8, Little Falls, New Jersey 07424 (“Roche Nutley”; Roche Basel and Roche Nutley are collectively referred to as “Roche”).  Isis and Roche are each referred to herein by name or as a “Party” or, collectively, as “Parties.”

RECITALS

Whereas, Isis and Roche are parties to the HTT Research, Development, Option and License Agreement dated April 8th, 2013, as amended (the “Agreement”);

Whereas, Isis and Roche desire to amend the Agreement to clarify its rights and obligations thereunder; and

Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree that Section 7.12 of the Agreement is amended by replaced with the following:

7.12.	No Challenge. If, during the Agreement Term, solely with respect to rights to the [***] that are included (or, prior to Option exercise, are eligible to be included) in a license granted to Roche under Section 4.1.1, Roche, its Affiliates or Sublicensees, in the United States or any other country, (a) commence or otherwise voluntarily determine to participate in (other than as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law request or order) any action or proceeding, challenging or denying the enforceability or validity of any claim within an issued patent or patent application within such [***], or (b) direct, support or actively assist any other Person (other than as may be necessary or reasonably required to assert a cross-claim or a counter-claim or to respond to a court request or order or administrative law request or order) in bringing or prosecuting any action or proceeding challenging or denying the validity of any claim within an issued patent or patent application within such [***], then unless, within thirty (30) days after written notice from Isis, Roche rescinds any actions brought by Roche, its Affiliates, or Sublicensees, Isis may, to the extent permitted under Applicable Law, terminate this Agreement and the provisions of Section 10.4.1 and Section 10.4.2 will apply; [***].

Confidential

Capitalized terms not otherwise defined herein will have the meanings given in the Agreement.

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[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Date.

Isis Pharmaceuticals, Inc.

By:	/s/ B. Lynne Parshall
Name:	B. Lynne Parshall
Title:	Chief Operating Officer
Date:

F. Hoffman-La Roche Ltd

By:	/s/ Dr. Christoph Sarry	By:	/s/ Stefan Arnold
Name:	Dr. Christoph Sarry	Name:	Stefan Arnold
Title:	Global Alliance Director	Title:	Head Legal Pharma
Date:	12 January 2015

Hoffman-La Roche Inc.

By:	/s/ John P Parise
Name:	John P Parise
Title:	Authorized Signatory
Date:	Jan 12, 2015